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EXHIBIT 99.1

NEWS RELEASE

Media Contact: Scott Blevins Overstock.com, Inc. +1 (801) 947-3133 sblevins@overstock.com
Investor Contact: Kathryn Huang Hadley Overstock.com, Inc. +1 (801) 947-3282 khuang@overstock.com

Overstock.com, Inc. to Raise Gross Proceeds of Approximately $69.0 Million in Common Stock Offering

        SALT LAKE CITY—Nov 18, 2004—Overstock.com, Inc. (Nasdaq: OSTK) today announced that it has agreed to sell 1,200,000 shares of common stock at a price of $57.53 per share in a previously announced underwritten public offering under its existing shelf registration statement. Subject to customary closing conditions, Overstock.com will receive net proceeds of approximately $65.3 million from the offering. The underwriters have an option to purchase up to an additional 180,000 shares to cover over-allotments, if any.

        Lehman Brothers Inc. is acting as the sole book-running manager, and Piper Jaffray & Co., Legg Mason Wood Walker, Incorporated and WR Hambrecht + Co, LLC. are acting as co-managers.

        Overstock.com expects to use the net proceeds from the offering for working capital requirements and general corporate purposes. In addition, a portion of the proceeds may be used to acquire complementary technologies or businesses. However, Overstock.com currently has no commitments or agreements and is not involved in any negotiations with respect to any such transactions.

        This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities. A preliminary prospectus supplement relating to these securities has been filed with the Securities and Exchange Commission but remains subject to completion. These securities may not be sold nor offers to buy be accepted prior to the time the prospectus supplement and related prospectus are delivered in final form.

        Copies of the prospectus supplement and the accompanying prospectus can be obtained from:

Lehman Brothers Inc.
c/o ADP Financial Services
Prospectus Fulfillment
1155 Long Island Avenue
Edgewood, NY 11717
(613) 254-7106

Piper Jaffray & Co.
U.S. Bancorp Center
800 Nicollet Mall
Suite 800
Minneapolis, MN 55402
(612) 303-6000

Legg Mason Wood Walker, Incorporated
100 Light Street
Baltimore, MD 21202
(877) 534-4627

WR Hambrecht + Co, LLC.
539 Bryant St.
San Francisco, CA 94107
(415) 551-8600

About Overstock.com

        Overstock.com Inc. is an online "closeout" retailer, offering discount, brand-name merchandise for sale over the Internet, as well as an online auction site. The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel.

Cautionary Statement Regarding Forward-Looking Statements

        This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are "forward-looking statements" for purposes of these provisions. These forward-looking statements include Overstock.com's intention to consummate the sale of common stock and Overstock.com's intended use of proceeds of the sale of common stock. The closing of the sale of the common stock is subject to the satisfaction of customary closing conditions. In addition, Overstock.com's ability to complete the sale of the common stock and Overstock.com's business are subject to the risks described in our Annual Report on Form 10-K for the year ended December 31, 2003, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, our preliminary prospectus supplement filed with the SEC on November 15, 2004 and all of our subsequent filings with the Securities and Exchange Commission. Overstock.com's annual, quarterly and other filed reports are available over the Internet at the SEC's web site at http://www.sec.gov.

SOURCE Overstock.com, Inc.

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Overstock.com, Inc. to Raise Gross Proceeds of Approximately $69.0 Million in Common Stock Offering